Notice of Annual Meeting of Stockholders


New Orleans, Louisiana
March 29, 2000


To the Stockholders of ENTERGY CORPORATION:

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS


Date:     Friday, May 12, 2000
Time:     10:00 a.m. Central Daylight Time
Place:    Sheraton New Orleans Hotel
          500 Canal Street
          New Orleans, Louisiana 70130

MATTERS TO BE VOTED ON


1.   Election of Twelve Directors.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2000.


/s/ Michael G. Thompson

Michael G. Thompson
Secretary

                             TABLE OF CONTENTS

  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS                     1
  MATTERS TO BE VOTED ON                                           1
  PROXY STATEMENT                                                  4
  GENERAL INFORMATION ABOUT VOTING                                 4
  WHO CAN VOTE                                                     4
  VOTING BY PROXIES.                                               4
  HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS                       4
  QUORUM REQUIREMENT                                               4
  VOTES NECESSARY FOR ACTION TO BE TAKEN.                          4
  COST OF THIS PROXY SOLICITATION.                                 5
  ATTENDING THE ANNUAL MEETING.                                    5
  STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT                       5
  PROPOSAL 1  ELECTION OF DIRECTORS                                6
  GENERAL INFORMATION ABOUT NOMINEES                               6
  TERM OF OFFICE.                                                  6
  INFORMATION ABOUT THE NOMINEES.                                  6
  INFORMATION ABOUT THE BOARD AND ITS COMMITTEES                   9
     Audit Committee                                               9
     Finance Committee                                             9
     Personnel Committee                                          10
     Nuclear Committee                                            10
     Public Affairs Committee                                     10
     Executive Committee                                          10
     Director Affairs Committee                                   11
  DIRECTOR COMPENSATION.                                          11
  SERVICE AWARDS FOR DIRECTORS.                                   11
  RETIREMENT FOR DIRECTORS                                        11
  PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION        11
  SHARE OWNERSHIP OF DIRECTORS AND OFFICERS                       12
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.        12
  AUDIT COMMITTEE REPORT.                                         13
  REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION         14
  COMPARISON OF FIVE YEAR CUMULATIVE RETURN                       16
  EXECUTIVE COMPENSATION TABLES                                   17
     Summary Compensation Table                                   17
     Option Grants to the Executive Officers in 1999              18
     Aggregated Option Exercises in 1999 and December 31,
      1999 Option Values                                          18
  RETIREMENT INCOME PLAN                                          19
     Retirement Income Plan Table                                 19
  PENSION EQUALIZATION PAYMENTS.                                  19
  SUPPLEMENTAL RETIREMENT PLANS.                                  19
  SYSTEM EXECUTIVE RETIREMENT PLAN                                19
     System Executive Retirement Plan Table                       20
  EXECUTIVE EMPLOYMENT CONTRACTS AND RETIREMENT AGREEMENTS.       20
  PROPOSAL 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS             21
  STOCKHOLDER PROPOSALS FOR 2001 MEETING.                         22
  AUDIT COMMITTEE CHARTER  (Exhibit A)                            23

                              PROXY STATEMENT


Your  vote  is very important.  For this reason, the Board of Directors  is requesting that you allow your Entergy Corporation Common Stock to be represented at the Annual Meeting by J. Wayne Leonard, Paul W. Murrill and Wm. Clifford Smith, the persons named as proxies on the enclosed proxy card. This proxy statement has been prepared for the Board by our management. The terms "we", "our", "Entergy" and the "Corporation" each refer to Entergy Corporation. This proxy statement is being sent to our stockholders on or about March 29, 2000.


                     GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE. You are entitled to vote your Common Stock if our records show that you held your shares as of March 14, 2000. At the close of business on March 14, 2000, 234,207,274 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

VOTING BY PROXIES. Of course, you may come to the meeting and vote your shares in person. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them as to how your shares may be voted in accordance with your instructions. Follow those instructions carefully. If you hold your shares in your own name, you may instruct the proxies as to how to vote your Common Stock by using the toll free telephone number listed on the proxy card or by signing, dating and mailing the proxy card in the postage paid envelope provided to you. Proxies granted by either of these methods are valid under applicable state law. When you use the telephone voting system, the system verifies that you are a stockholder through the use of a Personal Identification Number assigned to you. The telephone voting procedure allows you to instruct the proxies as to how to vote your shares and confirms that your instructions have been properly recorded. Your Personal Identification Number and specific directions for using the telephone voting system are on the proxy card. Whether you mail or telephone your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not currently aware of any matters to be presented to the Annual Meeting other than those described in this proxy statement. If any other matters are presented at the meeting, the proxies will use their own judgment in determining how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. To revoke your proxy instructions, you must either advise the Secretary in writing before your shares have been voted by the proxies at the meeting, deliver to us later proxy instructions, or attend the meeting and vote your shares in person.

QUORUM REQUIREMENT. The Annual Meeting cannot be held unless a quorum equal to a majority of the outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, it may only vote those shares in accordance with your instructions. However, if it has not received your instructions by a specified date, it may vote on matters that the New York Stock Exchange has determined to be routine. All matters to be voted on at the Annual Meeting are considered to be routine.

VOTES NECESSARY FOR ACTION TO BE TAKEN. Twelve directors will be elected at the meeting, meaning that the twelve nominees receiving the most votes will be elected. Abstentions will have no effect on the outcome of the election of directors. For the proposal to be adopted, it must receive a majority of the outstanding shares of the quorum. In those cases, abstentions will be counted as votes against the proposal.

COST OF THIS PROXY SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that certain of our employees may solicit stockholders for their proxies, personally and by telephone. None of these employees will receive any additional or special compensation for doing so. We have retained Morrow & Co. Inc. for a fee of $12,500, plus reasonable out-of-pocket costs and expenses, to assist in the solicitation of proxies. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

ATTENDING THE ANNUAL MEETING. If you are a holder of record and you plan to attend the Annual Meeting, please come to the registration desk before the meeting. If you are a beneficial owner of Common Stock held by a bank or broker (i. e., in "street name"), you will need proof of ownership of your Common Stock as of March 14, 2000 to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your shares of Common Stock held in street name, you must obtain a proxy in your name from the registered holder.

STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT. A stockholder "beneficially owns" Common Stock by having the power to vote or dispose of the Common Stock, or to acquire the Common Stock within 60 days. Stockholders who beneficially own at least five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission. Based on these reports, the following beneficial owners have reported their ownership as of December 31, 1999:

Name and Address of              Amount and Nature of   Percent
Beneficial Owner                 Beneficial Ownership  of Class

Barrow, Hanley, Mewhinney
  & Strauss, Inc. ("BHM&S")         28,711,268 (1)      11.6%
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204-2429

FMR Corp ("FMR")                    17,468,364 (2)       7.1%
82 Devonshire Street
Boston, Massachusetts 02109

Franklin Resources, Inc. ("FRI")    17,262,204 (3)       7.2%
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, California 94403-7777

Putnam Investments, Inc.            15,485,026 (4)       6.4%
One Post Office Square
Boston, Massachusetts 02109

(1)Barrow, Hanley, Mewhinney & Strauss, Inc. has indicated that it has sole voting power over all 28,711,268 shares, sole investment power over 6,676,668 shares and shared voting power over 22,034,600 shares. Barrow, Hanley also advised the Company that it is a registered investment advisor and these shares are held on behalf of various clients. These shares include 19,980,400 shares (8.28%) held on behalf of the Vanguard Windsor Funds-Vanguard Windsor II Fund, The Vanguard Group, 455 Devon Park Drive, Wayne, Pennsylvania 19087-1815.

(2)FMR may not vote or transfer this Common Stock. The shares are beneficially owned by two wholly owned subsidiaries of FMR each of which may vote and transfer the shares beneficially owned by it. Fidelity Management and Research Company beneficially owns and has shared investment power over 15,709,900 shares and Fidelity Management Trust Company beneficially owns and has shared investment power over 1,753,864 shares. The remaining 4, 600 shares are beneficially owned and may be voted and transferred by Fidelity International Limited, a Bermudan joint stock company and former majority-owned subsidiary of Fidelity Management and Research Company.

(3)FRI may not vote or transfer this Common Stock. These shares are beneficially owned by one or more investment companies or other managed accounts, which are advised by investment advisory subsidiaries of FRI. Those subsidiaries, Franklin Advisors, Inc., Templeton Global Advisors, Limited, Templeton/Franklin Investment Services, Inc., Templeton Investment Management Limited, and Franklin Advisory Services, LLC., may vote and transfer 5,330,300, 10,883,049, 13,855, 35,000, and
   1,000,000, respectively.

(4)Putnam  Investments,  Inc.,  a  wholly  owned   subsidiary  of  Marsh  &
   McLennan Companies, Inc., wholly owns two registered investment advisers:
   Putman Investment Management, Inc. and The Putnam Advisory Company, Inc. which beneficially own and have shared investment power over 14,933,086 and 551,940 shares, respectively. Putnam Investments, Inc. has shared voting power as to 456,936 shares.

                     PROPOSAL 1  ELECTION OF DIRECTORS

                    GENERAL INFORMATION ABOUT NOMINEES

All nominees are currently members of the Board. Each has agreed to be named in this proxy statement and to serve if elected. Except where authority to vote for one or more nominee(s) is withheld, the proxies will vote all Common Stock represented by an executed proxy equally for the election of the nominees listed below.

TERM OF OFFICE. Directors are elected annually to serve a term of one year and until the next annual meeting of stockholders and the election of their successors.

INFORMATION ABOUT THE NOMINEES. The following biographical information was supplied by each nominee. Unless stated otherwise, all nominees have been continuously employed in their present positions for more than five years. The age of each individual is as of December 31, 1999.


               W. FRANK BLOUNT            Age 61       Director Since 1987
               Kiawah Island, South Carolina

               o Former Chief Executive Officer and Director of Telstra
                 Communications Corporation (Australian- telecommunications company)
               o Director of First Union National Bank of Georgia;
                 Caterpillar, Inc.; BHP, Ltd.; National Australia Bank; Pioneer International; Alcatel Ltd.; Alcatel USA; and Adtran, Inc.


               VADM. GEORGE W. DAVIS      Age 66       Director Since 1998
               USN (Ret.)
               Columbia, South Carolina

               o Retired Director, President and Chief Operating Officer
                 of Boston Edison Company (utility company)
               o Vice Admiral (retired) U.S. Navy and former Commander Naval
                 Surface Force, Pacific
               o Director of The University of Chicago's Board of Governors
                 for Argonne National Laboratories
               o Former Chairman of the Board for the National Nuclear
                 Accrediting Board for the Institute of Nuclear Power Operations

               DR. NORMAN C. FRANCIS      Age 68       Director Since 1994
               New Orleans, Louisiana

               o President of Xavier University of Louisiana, New Orleans,
                 Louisiana
               o Director of The Equitable Life Assurance Society of the
                 United States, New York, New York; Liberty Bank & Trust,
                 New Orleans, Louisiana; and Piccadilly Cafeterias Inc.,
                 Baton Rouge, Louisiana
               o Member of the Advisory Board of The Times Picayune Publishing
                 Co., New Orleans, Louisiana
               o Chairman of the Board for the Southern Education Foundation,
                 Atlanta, Georgia
               o Former Chairman of the Board of Trustees, Educational Testing
                 Service, Princeton, New Jersey
               o Chairman of the Advisory Board for the Local Initiative
                 Support Corporation, New Orleans, Louisiana


               J. WAYNE LEONARD           Age 49       Director Since 1999
               New Orleans, Louisiana

               o Chief Executive Officer of Entergy and Entergy Services, Inc.,
                 January 1999-present
               o Director of Entergy Arkansas, Inc.; Entergy Gulf States, Inc.;
                 Entergy Louisiana, Inc.; Entergy Mississippi, Inc.; Entergy New Orleans, Inc.; and Entergy Services, Inc.; June 1998-1999.
               o Chief Operating Officer, Entergy Arkansas, Inc.; Entergy Gulf
                 States, Inc.; Entergy Louisiana, Inc.; Entergy Mississippi, Inc.; and Entergy New Orleans; Inc.; March-December, 1998


               ROBERT v.d. LUFT           Age 64      Director Since 1992
               Chadds Ford, Pennsylvania

               o Chairman of the Board, Entergy
               o Acting Chief Executive Officer of Entergy, May-December 1998
               o Former Chairman of the Board of DuPont Dow Elastomers
               o Retired Senior Vice President-DuPont and President-DuPont
                 Europe (industrial products, fibers, petroleum, chemicals, and specialty products businesses)
               o Retired Chairman of Dupont International
               o Member of the Board of Visitors, School of Engineering,
                 University of Pittsburgh


               THOMAS F. "MACK" MCLARTY, III  Age 53   Director Since 1999
               Little Rock, Arkansas

               o Chairman of the Board of the McLarty Companies (automobile dealership group and private investments)
               o President and CEO of Asbury Arkansas Automotive, LLC
                 (automobile dealership group)
               o Vice Chairman of Kissinger McLarty Associates
                 (Washington/New York based strategic advisory firm)
               o Director of Acxiom Corporation (data and information
                 technology)
               o Former White House Special Envoy to the Americas
               o Former Chief of Staff and Counselor to President Clinton
               o Former member of National Economic Council
               o Former member of the St. Louis Federal Reserve Board
               o Former member of the National Petroleum Council and the
                 National Council on Environmental Quality
               o Former Chief Executive Officer of Arkla, Inc. (natural
                 gas company)


               DR. PAUL W. MURRILL        Age 65       Director Since 1993
               Baton Rouge, Louisiana

               o Chairman of the Board of Piccadilly Cafeterias, Inc., Baton
                 Rouge, Louisiana
               o Former Chancellor of Louisiana State University and A&M
                 College, Baton Rouge, Louisiana
               o Retired Chairman of the Board and Chief Executive Officer
                 of Entergy Gulf States, Inc.
               o Director of ChemFirst, Inc., Jackson, Mississippi; Tidewater,
                 Inc., New Orleans, Louisiana; Zygo Corporation, Middlefield, Connecticut; and Howell Corporation, Houston, Texas
               o Chairman of Trustees, Burden Foundation


               JAMES R. NICHOLS           Age 61     Director Since 1986
               Boston, Massachusetts

               o Partner, Nichols & Pratt (family trustees), Attorney and
                 Chartered Financial Analyst
               o Partner, Nichols & Pratt Advisors (registered investment adviser)
               o Life Trustee of the Boston Museum of Science


               WILLIAM A. PERCY, II       Age 60      Director Since 2000
               Greenville, Mississippi

               o President and Chief Executive Officer of Greenville Compress
                 Company (commercial warehouse and real estate), Greenville, MS
               o Partner, Trail Lake Enterprises (cotton farm and gin)
               o Director of ChemFirst Inc., Mississippi Chemical Corporation
                 and Farmers Grain Terminal (regional grain co-op)
               o Chairman of Staple Cotton (regional grain co-op) and
                 Enterprise Corporation of the Delta (a non-profit economic development corporation)


               DENNIS H. REILLEY          Age 46      Director Since 1999
               Danbury, Connecticut

               o President and Chief Executive Officer of PRAXAIR, Inc.
                 (industrial gases)
               o Former Executive Vice President & Chief Operating Officer
                 of Dupont
               o Former Senior Vice President of DuPont
               o Former Vice President and General Manager of DuPont White
                 Pigment & Mineral Products
               o Former Vice President and General Manager of DuPont Specialty
                 Chemicals
               o Former Vice President and General Manager of DuPont Lycrar
                 /Terathaner
               o Director of Chemical Manufacturers Association

               WM. CLIFFORD SMITH         Age 64      Director Since 1983
               Houma, Louisiana

               o President of T. Baker Smith & Son, Inc. (consultants - civil engineering and land surveying). During 1999, T. Baker Smith & Son, Inc. performed land-surveying services for Entergy companies and was paid approximately $202,996. Mr. Smith's children own 100% of the voting stock of T. Baker Smith & Son, Inc.


               BISMARK A. STEINHAGEN      Age 65       Director Since 1993
               Beaumont, Texas

               o Chairman of the Board of Steinhagen Oil Company, Inc.
                 (oil and gasoline distributor), Beaumont, Texas


              INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

In 1999, the Board of Directors met seven times. Reference to the "Board" means to the Board of Directors. In addition to meetings of the Board, directors attended meetings of separate Board Committees. All nominees who are now directors attended at least 75% of the meetings of the Board and committees on which they serve.

COMMITTEES  OF  THE  BOARD.   The  Board of Directors  has  seven  standing
committees.

Audit Committee.    7 meetings in 1999

Present Members:    James R. Nichols (Chairman)
                    George W. Davis
                    Dennis H. Reilley
                    Wm. Clifford Smith

Functions:          Discusses the audit results with management and
                    independent accountants.

                    Reviews internal controls, financial reporting and other financial matters.

                    Reports to the Board and makes recommendations relevant to the audit.


Finance Committee.  7 meetings in 1999

Present Members:    W. Frank Blount (Chairman)
                    Robert v.d. Luft
                    Paul W. Murrill
                    James R. Nichols
                    Eugene H. Owen
                    Wm. Clifford Smith

Function:           Reviews all financial, budgeting and banking policies.

                    Makes recommendations to the Board concerning financial transactions and the sale of securities.

Personnel Committee.7 meetings in 1999

Present Members:    Norman C. Francis (Chairman)
                    Paul W. Murrill
                    Dennis H. Reilley
                    William A. Percy, II

Functions:          Reviews  major  employee relations matters,  employment
                    practices, compensation and employee benefit plans.

                    Reviews    officer   performance    and    makes
                    recommendations   to   the  Board  concerning   officer
                    compensation.

Nuclear Committee.  10 meetings in 1999

Present Members:    Kinnaird R. McKee (Chairman)
                    George W. Davis
                    Eugene H. Owen
                    Bismark A. Steinhagen

Functions:          Provides non-management oversight and review of all the
                    Corporation's nuclear generating plants, focusing on safety, operating performance, operating costs, staffing and training.

                    Consults with management concerning internal and external nuclear related issues.

                    Reports to the Board with respect to the Corporation's nuclear facilities.

Public Affairs
  Committee.        4 meetings in 1999

Present Members:    Bismark A. Steinhagen (Chairman)
                    J. Wayne Leonard
                    Thomas F. McLarty, III
                    William A. Percy, II

Functions:          Advises  and  counsels  management  regarding governmental, regulatory and public relations matters.

                    Makes  recommendations to the Board  regarding  public
                    policy   issues  and  equal  opportunity  in all corporate
                    relationships.

Executive Committee.2 meetings during 1999

Present Members:    Robert v.d. Luft (Chairman)
                    J. Wayne Leonard
                    W. Frank Blount
                    Norman C. Francis
                    James R. Nichols

Functions:          May exercise Board powers with respect to management
                    and the business affairs of the Corporation between Board meetings.

                    Reports all actions to the Board.

Director Affairs
 Committee.         4 meetings in 1999

Present Members:    Eugene H. Owen (Chairman)
                    Norman C. Francis
                    Robert v.d. Luft
                    Kinnaird R. McKee

Functions:          Advises  and  counsels the Board on all matters concerning
                    Directors, including committee memberships, compensation and performance.

                    Searches for and screens new nominees for positions on the Board.

                    Considers qualified candidates for director nominated by shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Corporation not less than 60 days nor more than 85 days prior to the anniversary date of the immediately preceding year's annual meeting.

DIRECTOR COMPENSATION. Directors who are Entergy officers do not receive any fee for service as a director. Each non-employee director receives a fee of $1,500 for attendance at Board meetings, $1,000 for attendance at committee meetings scheduled in conjunction with Board meetings, and $2,000 for attendance at committee meetings not scheduled in conjunction with a Board meeting. Directors also receive $1,000 for participation in any inspection trip or conference not held in conjunction with a Board or Committee meeting. In addition, committee chairpersons are paid an additional $5,000 annually. Directors receive only one-half the fees set forth above for telephone attendance at Board or committee meetings. All non-employee directors receive on a quarterly basis 150 shares of Common Stock and one-half the value of the 150 shares in cash. Mr. Luft is paid $200,000 annually to serve as Chairman of the Board.

SERVICE AWARDS FOR DIRECTORS. All non-employee directors are credited with 800 "phantom" shares of Common Stock for each year of service on the Board up to a maximum of ten years. The "phantom" shares are credited to a specific account for each director that is maintained solely for accounting purposes. After separation from Board service, these directors receive an amount in cash equal to the value of their accumulated "phantom" shares. Payments are made in at least five but no more than 15 annual payments. Each "phantom" share is assigned a value on its payment date equal to the value of a share of Common Stock on that date. Dividends are earned on each "phantom" share from the date of original crediting.

RETIREMENT FOR DIRECTORS. Before Entergy Gulf States, Inc. became a subsidiary of Entergy, it established a deferred compensation plan for its officers and non-employee directors. A director could defer a maximum of 100% of his salary, and an officer could defer up to a maximum of 50% of his salary. Both Dr. Murrill, as an officer, and Mr. Steinhagen, as a director, deferred their salaries. The directors' right to receive this deferred compensation is an unsecured obligation of the Corporation, which accrues simple interest compounded annually at the rate set by Entergy Gulf States, Inc. in 1985. In addition to payments received prior to 1997, on January 1, 2000, Dr. Murrill began to receive his deferred compensation plus interest in equal installments annually for 15 years. Beginning on the January 1 after Mr. Steinhagen turns 70, he will receive his deferred compensation plus interest in equal installments annually for 10 years.


         PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Francis (Chairman), Murrill, and Reilley served during 1999 as members of the Personnel Committee of the Board. None of these directors was, during 1999, an officer or employee of Entergy or any of its subsidiaries. Dr. Murrill is the retired Chairman of the Board and Chief Executive Officer of Entergy Gulf States, Inc.


                 SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The table below shows how much Common Stock each current director, nominee, and executive officer named in the "Summary Compensation Table" on page 17 beneficially owned as of December 31, 1999, as well as how much they and the other executive officers beneficially owned as a group. This information has been furnished by each individual. Each individual has sole voting and investment power, unless otherwise indicated. The amount of Common Stock owned by all directors, nominees and executive officers as a group totals less than 1% of the outstanding Common Stock.

                                               Entergy Corporation Common Stock

                            Amount and Nature                                       Amount and Nature
                              of Beneficial                                           of Beneficial
                                 Ownership                                              Ownership
                          Sole Voting     Other                                  Sole Voting      Other
                              and       Beneficial                                   and       Beneficial
                          Investment    Ownership                                 Investment    Ownership
         Name                Power         (a)                  Name                Power          (a)
W. Frank Blount              6,234             -     Thomas F. McLarty, III           300             -
VADM. George W. Davis          900             -     Dr. Paul W. Murrill            2,682             -
Dr. Norman C. Francis        2,100             -     James R. Nichols              15,614             -
Frank F. Gallaher            5,706        45,000     William A. Percy, III              -  (b)        -
Donald C. Hintz              2,095        55,000     Dennis H. Reilley                300             -
Jerry D. Jackson            20,998        51,911     Wm. Clifford Smith             8,520             -
J. Wayne Leonard             5,594             -     Bismark A. Steinhagen          9,047             -
Robert v.d. Luft            14,522        40,000     C. John Wilder                 8,666             -
Jerry L. Maulden            16,587        32,500
                                                     All directors, nominees,     136,086        247,411
                                                     and executive officers



(a) Includes Common Stock in the form of stock options that are currently exercisable as follows:  Mr. Gallaher, 45,000 shares; Mr. Hintz,  55,000 shares;  Mr.  Jackson, 51,911 shares; Mr. Luft, 40,000 shares;  and  Mr.
    Maulden, 32,500 shares.

(b) Mr.  Percy was elected to the Board of Directors on January 16,  2000 and now owns 100 shares.


SECTION  16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.   Directors  and
certain  executive  officers  must file reports  with  the  Securities  and
Exchange Commission indicating their ownership of any equity securities  of the  Corporation  at the time they became a director or executive  officer.
Thereafter,  reports must be filed to update any changes in ownership.   In
1999,  all  directors' and officers' reports were correctly  filed,  except that  the  Form  3  of  Nathan  E. Langston, an  officer  of  the  Company, originally  over-reported by 970 the maximum number of  Company  shares  he
could receive under the Company's 1998-2000 Long-Term Incentive Plan.   The
correct maximum was 3,530 shares and this correction has now been reported.


                          AUDIT COMMITTEE REPORT


The Entergy Corporation Board of Directors' Audit Committee is comprised of
four  directors  who  are  not officers of the  Company.   Under  currently
applicable  rules, all members are independent, although one  member  would not  be  considered independent under newly adopted rules of the  New  York
Stock  Exchange, which are not yet effective.  The Board of  Directors  has adopted a written charter for the Audit Committee, which is included as  an
Appendix to this Proxy Statement.

The Committee held seven meetings during 1999. The meetings were designed to facilitate and encourage private communication between the Committee and the internal auditors and the Company's independent public accountants, PricewaterhouseCoopers.

During these meetings, the Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers. The Audit
Committee believes that management maintains an effective system of internal controls which results in fairly presented financial statements.
Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy's
Annual Report on Form 10-K.

The  discussions  with  PricewaterhouseCoopers also  included  the  matters required  by  Statement on Auditing Standards No. 61.  The Audit  Committee
received  from  PricewaterhouseCoopers written disclosures and  the  letter regarding  its  independence  as required by Independence  Standards  Board
Standard     No.    1.     This    information    was    discussed     with
PricewaterhouseCoopers.

The Audit Committee of the Board of Directors of Entergy Corporation



James R. Nichols, Chairman         Dennis H. Reilley
George W. Davis                    Wm. Clifford Smith


          REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION


The  Personnel  Committee  of the Entergy Corporation  Board  of  Directors
(Committee)  reviews and makes recommendations to the Board  regarding  all aspects  of executive compensation including the adoption of, or amendments
to,   the  various  compensation,  incentives  and  benefit  plans/programs
maintained  for  officers  and  other  key  management  employees  of   the
Corporation.

The Corporation's executive compensation programs provide competitive rewards designed to attract, retain and motivate key management employees who are critical to the Corporation's success. For 1999, the Committee assessed the competitiveness of its compensation programs to a peer group of similar-sized electric utility companies (based on revenue).

For  1999,  this  peer  group  was used for  all  components  of  Entergy's compensation  including base salary and incentives (both annual  and  long-
term).   An  executive's total compensation package  was  targeted  at  the
median  of  total  compensation within this peer  group.   Incentive  plans
provided opportunities for executives to earn compensation at a level above or  below  the  median  level for this peer group, based  upon  performance targets  approved  by the Board.  The total executive compensation  package consisted of the following four major components:

1.   Base Salary

Base salary was set through a comparison with companies in the compensation peer group. As a result of this comparison, the Board of Directors granted to Mr. Leonard an increase, during 1999, as reflected in the "Summary
Compensation Table" on page 17.

2.   Benefits and Perquisites

Executives  were eligible to participate in Entergy's pension  plan(s),  in addition to the Company's standard medical, dental, life insurance and long-
term   disability   coverage.   Executives  were  not  provided   executive
perquisites during 1999, because all perquisites were eliminated in  August
1998.

3.   Annual Incentive Compensation

Each  executive's annual incentive compensation is based on the  attainment of key strategic goals and objectives including improvement in earnings per share,  operating  cash flows, control of operation and maintenance  costs,
customer  satisfaction and transition to a competitive environment.   These
measures  have  varying  weights  and are  specifically  tailored  to  each executive's  responsibilities.  For 1999, Mr. Leonard  received  an  annual incentive award of $840,000.

4.   Long-Term Incentive Compensation

In 1998, the Board of Directors adopted a three-year, performance-based, Long-Term Incentive Plan, which spans the period of 1998 through 2000.
Under this Long-Term Incentive Plan, the Corporation must achieve pre-set levels of performance measured against a selected group of other companies in the area of total return to shareholders and pre-set levels of return on capital over the three-year performance period.

Stock option grants are considered on an annual cycle (i.e., in January  of
each   year)   and  are  based  upon  each  executive's  (i.e.,  grantee's)
performance,  as  reviewed by the Committee.  Mr. Leonard's  135,000  stock option  grant  in 1999, for 1998's performance, is outlined  in  the  stock options  table on page 18.  In addition to these stock options, Mr. Leonard received  a 120,000 stock option grant in 1999 for that year's performance.
Both awards were funded under the 1998 Equity Ownership Plan.

o Total Compensation

As reported in the "Summary Compensation Table," during 1999, Mr. Leonard's participation in each of Entergy's compensation components was as follows:

     o  Base Salary                             35%
     o  Bonus                                   39%
     o  Long-Term Incentive Compensation
        o Performance Shares  (LTIP)             0%
        o Stock Options*                        26%
     o  All Other Compensation                   0%

* Please note that this number includes the 120,000 stock options granted for 1999. A Black Scholes model price of $4.68 is assumed for the stock options.

o Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for individual compensation over one million dollars, paid to the Company's Chief Executive Officer and to the four other most highly paid executives, unless certain requirements are met. Key requirements include that 1) compensation over $1 million must be performance-based and 2) incentive plans must be approved by shareholders.

All  of  Entergy's incentive plans meet the requirements  of  the  Internal
Revenue Code for deductibility. As a result, no executive officers earned compensation in excess of $1 million in 1999 that was not tax deductible.


Personnel Committee Members:

Mr. Norman C. Francis, Chairman
Dr. Paul W. Murrill
Mr. Dennis H. Reilley
Mr. William A. Percy, II



COMPARISON OF FIVE YEAR CUMULATIVE RETURN. The following graph compares the performance of the Common Stock of the Corporation to the S&P 500 Index and the S&P Electric Utilities Index (each of which includes the Corporation) for the last five years.




                       Years ended December 31,
                   1994   1995   1996   1997   1998   1999
   Entergy         $100   142    143    164    179    155
   S&P 500 (2)     $100   137    168    224    287    347
   S&P EUI (2)     $100   130    130    162    186    151



(1)Assumes $100 invested at the closing price on December 30, 1994, in Entergy Common Stock, the S&P 500, and the S&P Electric Utilities Index, and reinvestment of all dividends.

(2)Cumulative  total returns calculated from the S&P 500 Index  and  S&P
   Electric Utilities Index maintained by Standard & Poor's Corporation.



                       EXECUTIVE COMPENSATION TABLES

                        Summary Compensation Table

                                                                                Long-Term Compensation
                                        Annual Compensation                              Awards
                                                                              Restricted       Securities
                                                            Other Annual         Stock          Underlying       All Other
 Name and Principal Position    Year    Salary      Bonus   Compensation         Awards           Options     Compensation(a)
J. Wayne Leonard                1999   $771,938  $  840,000    $ 2,570              (b)         255,000 shares   $      0
 Chief Executive Officer        1998    412,843   1,145,416     65,787        $796,860(b)(c)          0            18,125

Frank F. Gallaher               1999   $401,161  $  303,855    $38,496              (b)          39,500 shares    $13,545
 Senior Vice President,         1998    382,829     280,747     89,137              (b)           2,500            12,396
 Generation, Transmission, and  1997    327,385           0     11,132              (b)           5,000             9,822
 Energy Management

Donald C. Hintz                 1999   $535,713  $  495,000    $76,188              (b)         272,000 shares    $22,156
 President                      1998    423,379     310,571     28,508              (b)           2,500            14,236
                                1997    365,077           0     18,245              (b)           5,000            10,952

Jerry D. Jackson                1999   $442,809  $  403,554    $39,670              (b)          94,000 shares    $15,497
 Executive Vice President       1998    408,456     348,156     59,630              (b)           2,500            13,849
                                1997    342,077           0     56,359              (b)           5,000            10,262

Jerry L. Maulden (d)            1999   $475,939  $  428,345   $121,089              (b)          47,000 shares    $18,833
 Vice Chairman                  1998    476,287     388,022     42,712              (b)           2,500            17,782
                                1997    445,615           0     67,485              (b)           5,000            13,369

C. John Wilder                  1999   $445,191  $  406,693   $119,878              (b)          52,500 shares    $20,035
 Executive Vice President and   1998    201,413     513,106      7,255         $758,560(b)(c)         0             3,300
 Chief Financial Officer


(a)  Includes the following:

 (1) 1999 benefit accruals under the Defined Contribution Restoration Plan as follows: Mr. Gallaher $8,745; Mr. Hintz $13,493; Mr. Jackson $10,697; Mr. Maulden $14,033; and Mr. Wilder $8,832.

 (2) 1999 employer contributions to the System Savings Plan of $4,800 each for Mr. Gallaher, Mr. Hintz, Mr. Jackson, and Mr. Maulden, and $4,400 for Mr. Wilder.

 (3) 1999 reimbursements for moving expenses as follows: Mr. Hintz $3,863, and Mr. Wilder $6,803

(b)There  were  no  restricted stock awards in  1999  under  the  Equity
   Ownership  Plan.   At December 31, 1999, the number  and  value  of  the
   aggregate restricted stock holdings were as follows: Mr. Gallaher 7,497 shares, $193,048; Mr. Hintz 27,006 shares, $695,405; Mr. Jackson 27,000 shares, $695,250; Mr. Leonard 75,080 shares, $1,933,310; Mr. Maulden 8,993 shares, $231,570; and Mr. Wilder 39,111 shares, $1,007,108. Accumulated dividends are paid on restricted stock when vested. No restrictions were lifted in 1999, 1998 and 1997 under the Equity Ownership Plan. The value of restricted stock holdings as of December 31, 1999 are determined by multiplying the total number of shares awarded by the closing market price of Entergy Corporation common stock on the New York Stock Exchange Composite Transactions on December 31, 1999 ($25.75 per share). Restricted stock awarded will best on December 31, 2000 subject to the attainment of approved performance goals for Entergy.

(c)In addition to the restricted shares granted under the Equity Ownership Plan, in 1998 Mr. Leonard and Mr. Wilder were granted 30,000 and 26,000 additional restricted shares, respectively. Restricted shares awarded will vest in equal increments, annually, over a three-year period, beginning in 1999, based on continued service with Entergy. The value Mr. Leonard and Mr. Wilder may realize is dependent upon both the number of shares that vest and the future market price of Entergy common stock. Accumulated dividends are not paid on Mr. Leonard's 30,000 shares and 21,000 shares of Mr. Wilder's restricted stock when vested. Accumulated dividends will be paid on 5,000 shares of Mr. Wilder's restricted stock when vested.

(d)Mr. Maulden retired effective December 31, 1999, but had no organizational responsibilities effective April 1, 1999.

              Option Grants to the Executive Officers in 1999

                                     Individual Grants                   Potential Realizable
                                  % of Total                                    Value
                     Number of     Options                                at Assumed Annual
                    Securities    Granted to    Exercise                    Rates of Stock
                    Underlying     Employees      Price                   Price Appreciation
                      Options         in          (per     Expiration     for Option Term(c)
        Name          Granted        1999        share)       Date          5%          10%
 J. Wayne Leonard    255,000(a)       4.8%      $29.9375     1/28/09    $4,801,021  $12,166,730
 Frank F. Gallaher    39,500(a)       0.7%       29.9375     1/28/09       743,688    1,884,650
 Donald C. Hintz      72,000(a)       1.3%       29.9375     1/28/09     1,355,582    3,435,312
 Donald C. Hintz     200,000(b)       3.7%       30.4375     2/01/09     3,828,396    9,701,907
 Jerry D. Jackson     94,000(a)       1.8%       29.9375     1/28/09     1,769,788    4,484,991
 Jerry L. Maulden     47,000(a)       0.9%       29.9375     1/28/09       884,894    2,242,495
 C. John Wilder       52,500(a)       1.0%       29.9375     1/28/09       988,454    2,504,936

(a) Options were granted on January 28, 1999, pursuant to the Equity Ownership Plan. All options granted on this date have an exercise price equal to the closing price of Entergy common stock on the New York Stock Exchange Composite Transactions on January 28, 1999. These options will vest in equal increments, annually, over a three-year period beginning in 2000.

(b) Options were granted on February 1, 1999 pursuant to Mr. Hintz's new employment agreement. These options have an exercise price equal to the closing price of Entergy common stock on the New York Stock Exchange Composite Transactions on February 1, 1999. These options will vest in equal increments, annually, over a five-year period beginning in 2000.

(c) Calculation based on the market price of the underlying securities assuming the market price increases over a ten-year option period and assuming annual compounding. The column presents estimates of potential values based on simple mathematical assumptions. The actual value, if any, an executive officer may realize is dependent upon the market price on the date of option exercise.

Aggregated Option Exercises in 1999 and December 31, 1999 Option Values (a)

                          Number of Securities         Value of Unexercised
                    Underlying Unexercised Options     In-the-Money Options
                        as of December 31, 1999      as of December 31, 1999(b)
          Name        Exercisable    Unexercisable  Exercisable   Unexercisable
   J. Wayne Leonard          -          255,000      $      -          $  -
   Frank F. Gallaher    45,000           39,500       127,813             -
   Donald C. Hintz      55,000          272,000       133,750             -
   Jerry D. Jackson     51,911           94,000       121,875             -
   Jerry L. Maulden     32,500           47,000        11,875             -
   C. John Wilder            -           52,500             -             -

(a)No Named Executive Officer exercised options during 1999.

(b)Based on the difference between the closing price of Common Stock on the New York Stock Exchange Composite Transactions on December 31, 1999, and the option exercise price.

RETIREMENT  INCOME PLAN.  The Corporation has a defined  benefit  plan  for employees, including executive officers, that provides for a retirement benefit calculated by multiplying the number of years of employment by 1.5% which is then multiplied by the final average pay. A single employee receives a lifetime annuity and a married employee receives a reduced benefit with a 50% surviving spouse annuity. Retirement benefits are not subject to any deduction for social security or other offset amounts. The credited years of service under the plan, as of December 31, 1999, were for Mr. Gallaher (30), for Mr. Leonard (2), and for Mr. Maulden (34). Because they entered into supplemental retirement agreements, the credited years of service under this plan were for Mr. Hintz (28), for Mr. Jackson (20), and for Mr. Wilder (16).

The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later) and includes covered compensation for the executive officers included in the salary column of the summary compensation table on page 17.


                     Retirement Income Plan Table (1)
     Annual
    Covered                               Years of Service
  Compensation      15          20          25          30          35

   $100,000      $ 22,500    $ 30,000    $ 37,500   $ 45,000    $ 52,500
    200,000        45,000      60,000      75,000     90,000     105,000
    300,000        67,500      90,000     112,500    135,000     157,500
    400,000        90,000     120,000     150,000    180,000     210,000
    500,000       112,500     150,000     187,500    225,000     262,500
    650,000       146,250     195,000     243,750    292,500     341,250
    950,000       213,750     285,000     356,250    427,500     498,750

(1) Benefits are shown for various rates of final average pay, which is the highest salary earned in any consecutive 60 months during the last 120 months of employment.

PENSION EQUALIZATION PAYMENTS. Supplemental retirement benefits are provided to all executive officers and other participants whose benefits are limited under the qualified plans by applicable federal tax laws and regulations equal to the difference between the benefits that would have been payable under the qualified plans but for the applicable limitations and the benefits that are indicated in the above referenced pension table.

SUPPLEMENTAL RETIREMENT PLANS. Two other supplemental plans are offered to executive officers. Executives may participate in one or the other of these supplemental plans at the invitation of the Corporation. These plans provide that a participant may receive a monthly payment for 120 months. The amount of monthly payment shall not exceed 2.5% or 3.33%, depending upon the plan, of the participant's average basic annual pay (as defined in the plans). Current estimates indicate that the annual payments to any executive officer under either of these two plans would be less than the payments to that officer under the System Executive Retirement Plan discussed below.

SYSTEM  EXECUTIVE  RETIREMENT PLAN.  This executive  plan  is  an  unfunded defined benefit plan for senior executives, that includes all of the executive officers named in the Summary Compensation Table. Executive officers can choose, at retirement, between the retirement benefits paid under provisions of this plan or those payable under the supplemental retirement plans discussed above. The plan was amended in 1998 to provide that covered pay is the average of the highest three years annual base pay and incentive compensation earned by the executive during the ten years immediately preceding his retirement. Benefits are calculated by multiplying the covered pay times the maximum pay replacement ratios of 55%, 60%, or 65% (dependent on job rating at retirement) that are attained at 30 years of credited service. The ratios are reduced for each year of employment below 30 years. The amended plan provides that the single employee receives a lifetime annuity and a married employee receives the reduced benefit with a 50% surviving spouse annuity. These retirement payments are guaranteed for ten years, but are offset by any and all defined benefit plan payments from the Corporation and from prior employers. These payments are not subject to social security offsets.

Receipt of benefits under any of the supplemental retirement plans described above is contingent upon several factors. The participant must agree not to take any employment after retirement with any entity that is in competition with or similar in nature to the Corporation or any affiliated company. Benefits are forfeitable for various reasons, including a violation of an agreement with the Corporation or resignation or termination of employment for any reason without the Corporation's permission.

The credited years of service for the Named Executive Officers under the system executive retirement plan are as follows: Mr. Gallaher (30), Mr. Hintz (28), and Mr. Jackson (26), Mr. Maulden (34), and Mr. Wilder (1). Mr. Maulden's retirement benefits are discussed below. His benefits will be calculated based on his final annual base pay and incentive awards, with no reduction on the surviving spouse annuity, the provisions in effect prior to the amendment to the plan.

The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later).

                System Executive Retirement Plan Table (1)
      Annual
      Covered                        Years of Service
        Pay            10        15        20          25          30+


     $200,000    $60,000     $ 90,000  $ 100,000    $ 110,000   $ 120,000
      300,000     90,000      135,000    150,000      165,000     180,000
      400,000    120,000      180,000    200,000      220,000     240,000
      500,000    150,000      225,000    250,000      275,000     300,000
      600,000    180,000      270,000    300,000      330,000     360,000
      700,000    210,000      315,000    350,000      385,000     420,000
    1,000,000    300,000      450,000    500,000      550,000     600,000


(1) Covered pay includes the average of the three highest years of annual base pay and incentive awards earned by the executive during the ten
    years immediately preceding retirement.   Benefits shown are
    based on a replacement ratio of 50% based on the years of service and covered pay shown. The benefits for 10, 15, and 20 or more years of service at 45% and 55% replacement levels would decrease (in the case of 45%) or increase (in the case of 55%) by the following percentages: 3.0%, 4.5%, and 5.0%, respectively.

EXECUTIVE EMPLOYMENT CONTRACTS AND RETIREMENT AGREEMENTS. In connection with his early retirement, Mr. Maulden entered into an agreement with Entergy. Effective April 1, 1999, Mr. Maulden continued to serve as Vice Chairman, and continued to receive his base salary, incentive pay and all other benefits but will no longer be responsible for any organizational responsibilities. Commencing on December 31,1999, his retirement date, Mr. Maulden will receive retirement benefits as though he had continued as an active employee until age 65 without the application of 2% per year early retirement discount factor. In addition, the Company has agreed to fund a named chair to honor Mr. Maulden at the University of Arkansas at Little Rock for $1,000,000. The funding will be made in four equal installments paid directly to the University, the first paid on April 1, 1999, and thereafter on April 1, 2000, 2001, 2002.
When Mr. Leonard became Chief Executive Officer on January 1, 1999, certain elements of compensation set forth in his 1998 employment agreement with the Corporation were increased by the Board of Directors. Mr. Leonard's 1999 compensation in salary, incentive bonus, restricted stock and stock options are as shown in the Executive Compensation Table. Pursuant to the 1998 Employment Agreement, Entergy continues to provide Mr. Leonard, in lieu of participation in Entergy Executive Retirement Plans, with a retirement benefit comparable to the one provided by his previous employer. This benefit will be calculated on the basis of 60% of his highest three year average base salary and annual incentive payments, and will be offset by Mr. Leonard's vested retirement benefit from his previous employment. This retirement benefit can begin at age 55. If Mr. Leonard should resign prior to age 55 without permission, he will forfeit this replacement benefit and receive only regular accrued pension benefits. If he should resign prior to age 55 with the Corporation's permission, he will receive the replacement benefit, but discounted at the rate of 6.5% for each year before age 55. This benefit would not be payable until age 62. Mr. Leonard's agreement contains a "change of control" provision that provides for an immediate vesting of the 60% replacement pension benefit plus a lump sum payment of 2.99 times his average three years base pay.

In connection with Mr. Hintz's employment, the Company entered into an agreement with him effective July 29, 1999. The agreement provides for an annual base salary of $550,000 and 200,000 stock options with an exercise price of $30.44. On February 1, 2000 40,000 options vested and an additional 40,000 options will vest every succeeding February 1 until and including February 1, 2004. The exercise period for these stock options expires July 29, 2009. In addition, Entergy agreed to provide Supplemental System Executive Retirement Plan benefits, by which Mr. Hintz will receive retirement benefits, survivor benefits or pre-retirement death benefits that would have been due to him from both the Entergy System Executive Retirement Plan ("SERP") and from a 1997 agreement between Mr. Hintz and Entergy Operations, Inc., with the benefits calculated as if the terms of the SERP in effect immediately prior to March 25, 1998 were still in effect. Mr. Hintz's agreement contains a "change of control" provision that provides a payment of 2.99 times the sum of his final base salary plus his target bonus under the Executive Annual Incentive Plan and immediate vesting of the 200,000 stock options and Supplemental SERP benefits.

Upon his employment on July 6, 1998, Mr. Wilder entered into an employment agreement with the Corporation pursuant to which he receives an annual salary of $400,000 and the potential maximum annual incentive payout of 90%. Mr. Wilder is eligible for a pro-rata share of the performance award for the period 1998-2000. The Corporation granted Mr. Wilder a signing bonus of $300,000, and 21,000 shares of restricted stock, upon which restrictions have been or will be lifted on 7,000 shares each year beginning on his first employment anniversary. On December 4, 1998, Mr. Wilder was granted 5,000 restricted shares of Entergy stock. Restrictions were lifted on one-third of these 5,000 shares on December 4, 1999 and will be lifted on one-third of these shares on the second and third anniversary dates of this grant. Mr. Wilder was offered participation in the System Executive Retirement Plan and was credited with 15 years of service. If Entergy terminates Mr. Wilder's employment within two years other than for just cause, he will receive his annual base salary and continuation of his health benefits for two years and all of his remaining earned but unvested stock options and performance shares would immediately vest. Upon a change of control, if Mr. Wilder resigns for "good reason" his executive pension benefits will immediately vest and he will receive a lump sum payment of
2.99 times his average three years base pay.

            PROPOSAL 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Unless otherwise specified by the stockholders, votes will be cast pursuant to the proxies in favor of the ratification of the appointment by the Board of PricewaterhouseCoopers LLP as independent accountants for the
Corporation for the year 2000. PricewaterhouseCoopers LLP (or its predecessor Coopers & Lybrand LLP) has been the Corporation's auditors since 1994, and of Entergy Gulf States, Inc., an operating subsidiary, since 1933. A representative of PricewaterhouseCoopers LLP will be present at the meeting and will be available to respond to questions by stockholders and will be given an opportunity to make a statement if the representative desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                  STOCKHOLDER PROPOSALS FOR 2001 MEETING

For a stockholder proposal to be included in the proxy statement for our next annual meeting, including a proposal for the election of a director, the proposal must be received by the Corporation at its principal offices no later than December 1, 2000. Also, under our Bylaws, stockholders must give advance notice of nominations for director or other business to be addressed at the meeting not later than the close of business on March 13, 2001 and not earlier than February 16, 2001.



By order of the Board of Directors,



Robert v.d. Luft
Chairman of the Board.
Dated:  March 29, 2000

Exhibit A
                            ENTERGY CORPORATION
                          AUDIT COMMITTEE CHARTER

The Audit Committee assists the Board of Directors (Board) by reviewing financial reporting, effective and efficient operations, and compliance risks and controls, and by reporting to the Board on a quarterly or as-needed basis.

Reporting
The Committee may request assistance from the external auditors, internal auditors, management, and others with special competence. In particular, the external auditor is ultimately accountable to the Audit Committee and the Board. The internal auditors and the external auditors may also meet with the Board without restriction.

Committee Organization
Membership will consist of four or more outside directors and will comply with requirements of the New York Stock Exchange. The Board shall appoint the Audit Committee Chairman, who shall serve at least two years. Meetings shall be held at least four times per year.

Authority
The Committee has unrestricted authority to investigate any Entergy or subsidiary activity.

Responsibility
Business Risks: Maintain an understanding of Entergy's operational and financial control risks, issues, and risk management strategies.

Internal Controls: Determine the adequacy of Entergy's system of internal accounting and operational controls and financial reporting processes, by reviewing with the external auditors and internal auditors, audit results and obtaining auditors' opinions on the adequacy of internal controls.

Financial Reporting: Oversee the quarterly and annual financial reporting process, through discussions with management and internal and external auditors regarding the quality and acceptability of the accounting principles' application, unusual transactions, and the impact of proposed accounting rules.

External Audit: Ensure the external auditors' adequate performance through reviews of the risk assessment process, annual audit plan, and audit results. Recommend to the Board the appointment or dismissal of the external auditors and proposed audit fees. Annually review and discuss the firm's last peer review, the status of significant litigation or disciplinary actions by the SEC or others, required disclosures of independence, and matters required by SAS 61.

Internal Audit: Ensure internal audit's adequate performance through review of the risk assessment process, annual audit plan, staffing, and audit results. Concur with the Internal Audit Charter and the appointment or dismissal of the Vice President, Risk Management & General Auditor.

Shareholder Assurance: Provide reasonable assurance of operating and financial controls' sufficiency in the Audit Committee Report in the Proxy Statement.

Committee Effectiveness and Scope: The Committee should assess its effectiveness and its Charter annually.


Approved this 13th day of March, 2000.



James R. Nichols, Chairman, Entergy Corporation Audit Committee

                            ENTERGY CORPORATION

             Proxy Solicited by the Board of Directors for the
               Annual Meeting of Stockholders--May 12, 2000

      I hereby appoint J. Wayne Leonard, Paul W. Murrill and Wm. Cliffford Smith jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Entergy Corporation held of record by me on March 14, 2000, at the Annual Meeting of Stockholders to be held at the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana 70130, on Friday, May 12, 2000, at 10:00 a.m., Central Daylight Time, and any adjournment or adjournments thereof, with all powers that I would possess if personally present.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

     Receipt of the notice of meeting, the proxy statement and the Annual Report of Entergy Corporation for 1999 is acknowledged.


    (Continued, and to be marked, dated and signed, on the other side)

---------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                          YOUR VOTE IS IMPORTANT!

                     You can vote in one of two ways:

     1.Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. (available to stockholders in the United States, Canada and Puerto Rico). There is NO CHARGE to you for this call.

     2.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                PLEASE VOTE

In order to reduce the costs associated with producing and mailing your Annual Report and Proxy Statement in future years, we urge you to elect on your proxy card that you would like to view your Annual Report and Proxy Statement electronically via the Internet. Your election can be revoked at anytime by calling 1-800-648-8166. You will continue to receive your proxy card in the mail, regardless of your election.

You will receive further directions regarding the Internet viewing process in the future for next year's Annual Report and Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                          FOR   WITHHOLD  FOR
                                                                          ALL
                                                                        EXCEPT
1.  Election of Directors
01  W. F. Blount    02 G. W. Davis    03 N. C. Francis
04  J. W. Leonard   05 R. v.d. Luft   06 T. F. McLarty, III
07  P. W. Murrill   08 J. R. Nichols  09  W. A. Percy, II
10  D. H. Reilley   11 W. C. Smith    12 B. A. Steinhagen


___________________________________________________
Except Nominee(s) written above

                                                          FOR  AGAINST  ABSTAIN

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2000.
         I consent to future access of the Annual Report and Proxy Statements electronically via the internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked.
         **WE ENCOURGE YOU TO VOTE BY TELEPHONE TOLL FREE PLEASE READ THE INSTRUCTIONS BELOW**


Signature______________  Signature______________  Date______________

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title
____________________________________________________________________________
                            FOLD AND DETACH HERE

                              VOTE BY TELEPHONE
                          QUICK  EASY  IMMEDIATE
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        YOUR VOTE IS IMPORTANT!  -- YOU CAN VOTE IN ONE OF TWO WAYS

1.TO VOTE BY PHONE:  Call toll-free 1-800-840-1208 in the U.S., Canada or
  Puerto Rico on a touch tone telephone 24 hours a day - 7 days a week. There is NO CHARGE to you for this call. - Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION #1:  To vote as the Board of Directors recommends on ALL proposals:
Press 1.

            When asked, please confirm your vote by pressing 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions.
Proposal 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
             To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

          When asked, please confirm  by pressing 1.
                                                           or
2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE:  If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy
Card.
                           THANK YOU FOR VOTING.